Exhibit 11




                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion of our report dated December 16, 1996 on our audit of the Statement of Assets and Liabilities of Kalmar Pooled Investment Trust as of December 13, 1996 with respect to this Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-13593)under the Securities Act of 1933 on Form N-1A. We also consent to the reference to our firm under the heading "General Information-Audits and Reports" in the Statement of Additional Information.


Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 16, 1996